Exhibit 3.2

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Bay Adelaide Centre	Internet	www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON M5H 2S5

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Maudore Minerals Ltd.

We consent to the use of our report, dated June 3, 2013, on the financial statements of Aurbec Mines Inc., which comprise the balance sheet as at December 31, 2012, the statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, incorporated herein by reference in the Registration Statement on Form F–7 of Maudore Minerals Ltd.

Chartered Accountants, Licensed Public Accountants

Toronto Canada

November 22, 2013

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.